Exhibit 99.1
Media Contacts:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP.
ANNOUNCES RESULTS FOR THE FIRST QUARTER OF FISCAL 2011 AND
DECLARES $0.25 PER SHARE QUARTERLY CASH DIVIDEND

Melville, New York – December 8, 2010 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the first quarter ended October 31, 2010.

Net sales for the first quarter of fiscal 2011 were $178.2 million compared to $133.8 million for the first quarter of fiscal 2010. The period-over-period comparative increase in net sales is attributable to higher net sales in both the Company’s telecommunications transmission and mobile data communications segments that were offset, in part, by lower net sales in the Company’s RF microwave amplifiers segment.

GAAP net income was $25.7 million, or $0.79 per diluted share, for the first quarter of fiscal 2011 compared to $9.0 million, or $0.30 per diluted share, for the first quarter of fiscal 2010.

Comtech also announced today that its Board of Directors declared a quarterly cash dividend of $0.25 per share, payable on February 21, 2011 to shareholders of record at the close of business on January 21, 2011. The dividend is the Company’s second quarterly dividend. While future dividends will be subject to Board approval, the Board of Directors is currently targeting annual dividend payments aggregating $1.00 per share per year.

In commenting on the Company's performance, Fred Kornberg, President and Chief Executive Officer, stated, “We are pleased with our first quarter results. Although sales to the U.S. Army are expected to decline in future quarters as compared to our first quarter sales, we believe fundamentals across our company remain solid and that many of our product lines will benefit from slowly improving business conditions.”

Mr. Kornberg added, “Appropriate acquisitions are high on our to-do list. While it is too early to forecast the outcomes, our acquisition initiatives are currently centered on a number of opportunities that we believe would complement our existing businesses and that would align with our long-term strategy.”

Selected Fiscal 2011 First Quarter Financial Metrics and Other Items

•
At October 31, 2010, the Company had $602.7 million of cash and cash equivalents. Net cash provided by operating activities was $19.3 million for the three months ended October 31, 2010 compared to $13.0 million for the three months ended October 31, 2009.

•
During the three months ended October 31, 2010, the Company repurchased 720,996 shares of its common stock under its $100.0 million stock repurchase plan in open-market transactions for an aggregate cost of $20.2 million (including transaction costs) with an average price per share of $28.01.

•
In October 2010, the Company acquired the WAN optimization technology assets and assumed certain liabilities of Stampede Technologies, Inc. for a purchase price of approximately $5.3 million (including $3.8 million which represents contingent earn-out payments that the Company expects to make).

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•
Backlog as of October 31, 2010 was $267.4 million compared to $338.1 million as of July 31, 2010 and $535.6 million as of October 31, 2009. Bookings for the first quarter of fiscal 2011 were $107.5 million compared to $120.6 million for the first quarter of fiscal 2010.

•
Earnings before interest, taxes, depreciation and amortization, including amortization of intangibles and stock-based compensation (“Adjusted EBITDA”), was $46.4 million for the first quarter of fiscal 2011, versus $21.4 million for the first quarter of fiscal 2010.

•
During the three months ended October 31, 2010, the Company began implementing certain cost reduction actions in all three of its business segments which largely consisted of aligning staffing levels with expected future business activity.

•
The Company’s effective tax rate for the three months ended October 31, 2010 reflects net discrete tax benefits of approximately $0.7 million, which primarily relate to the reversal of previously recorded tax liabilities no longer required due to the expiration of applicable statutes of limitations.

•
During the three months ended October 31, 2010, the Company benefited from the receipt of a merger termination fee of $12.5 million (net of certain directly-related expenses) related to a Termination and Release Agreement dated September 7, 2010, by which the Company and CPI International, Inc. (“CPI”) terminated a previously announced Merger Agreement dated May 8, 2010.

•
On November 29, 2010, the purported class action lawsuits alleging that the Company, its Chief Executive Officer and its Chief Financial Officer violated Section 10(b) of the Securities Exchange Act of 1934 was dismissed with prejudice. In addition, the Company was also dismissed, without prejudice, as a defendant in a putative stockholder class action complaint that was filed by a stockholder of CPI against CPI, its directors and the Company in connection with the Company's proposed merger with CPI which was terminated in September 2010.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, December 9, 2010. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-7218. In addition, an updated investor presentation, including earnings guidance, will be available on the Company’s web site shortly after the conference call.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

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Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with the Company’s MTS and BFT contracts; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”).

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended October 31,
	2010	2009

Net sales	$178,160,000	133,816,000
Cost of sales	113,926,000	84,042,000
Gross profit	64,234,000	49,774,000

Expenses:
Selling, general and administrative	24,015,000	21,719,000
Research and development	10,751,000	11,324,000
Amortization of intangibles	1,887,000	1,764,000
Merger termination fee, net	(12,500,000)	-
	24,153,000	34,807,000

Operating income	40,081,000	14,967,000

Other expenses (income):
Interest expense	2,063,000	1,967,000
Interest income and other	(694,000)	(235,000)

Income before provision for income taxes	38,712,000	13,235,000
Provision for income taxes	13,056,000	4,203,000

Net income	$25,656,000	9,032,000

Net income per share:
Basic	$0.91	0.32
Diluted	$0.79	0.30

Weighted average number of common shares outstanding – basic	28,119,000	28,222,000

Weighted average number of common and common equivalent shares outstanding – diluted	33,771,000	34,057,000

Dividends declared per issued and outstanding common share	$0.25	-

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	October 31, 2010	July 31, 2010
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$602,698,000	607,594,000
Accounts receivable, net	90,350,000	135,840,000
Inventories, net	84,898,000	73,562,000
Prepaid expenses and other current assets	8,141,000	8,876,000
Deferred tax asset	14,217,000	14,947,000
Total current assets	800,304,000	840,819,000

Property, plant and equipment, net	32,821,000	33,727,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	51,624,000	48,091,000
Deferred financing costs, net	4,859,000	4,675,000
Other assets, net	1,891,000	1,896,000
Total assets	$1,028,853,000	1,066,562,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,392,000	77,844,000
Accrued expenses and other current liabilities	38,879,000	53,398,000
Dividends payable	6,915,000	-
Customer advances and deposits	19,042,000	12,780,000
Interest payable	3,047,000	1,531,000
Income taxes payable	16,981,000	8,666,000
Total current liabilities	113,256,000	154,219,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	6,361,000	2,518,000
Income taxes payable	4,261,000	5,220,000
Deferred tax liability	3,446,000	2,973,000
Total liabilities	327,324,000	364,930,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 28,592,649 shares and 28,542,535 shares at October 31, 2010 and July 31, 2010, respectively	2,859,000	2,854,000
Additional paid-in capital	348,863,000	347,514,000
Retained earnings	370,190,000	351,449,000
	721,912,000	701,817,000
Less:
Treasury stock (931,933 shares and 210,937 shares at October 31, 2010 and July 31, 2010, respectively)	(20,383,000)	(185,000)
Total stockholders’ equity	701,529,000	701,632,000
Total liabilities and stockholders’ equity	$1,028,853,000	1,066,562,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended October 31,
	2010	2009

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$25,656,000	9,032,000
Income taxes	13,056,000	4,203,000
Net interest expense and other	1,369,000	1,732,000
Amortization of stock-based compensation	1,508,000	1,776,000
Depreciation and other amortization	4,825,000	4,666,000
Adjusted EBITDA	$46,414,000	21,409,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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